Exhibit 21

AGREE REALTY CORPORATION
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2010

Agree Realty Corporation through its Operating Partnership, Agree Limited Partnership, is the sole member of the following Limited Liability Companies.

SUBSIDIARY	JURISDICTION OF ORGANIZATION

Agree Limited Partnership	Delaware
Agree Realty Corporation	Maryland
Agree – Columbia Crossing Project, LLC	Delaware
ACCP Maryland, LLC	Delaware
Agree – Milestone Center Project, LLC	Delaware
AMCP Germantown, LLC	Delaware
Ann Arbor Store No 1, LLC	Delaware
Phoenix Drive, LLC	Delaware
Indianapolis Store No. 16, LLC	Delaware
Boynton Beach Store No. 150, LLC	Delaware
Oklahoma City Store No. 151, LLC	Delaware
Omaha Store No. 166, LLC	Delaware
Tulsa Store No. 135, LLC	Delaware
Tulsa Store No. 264, LLC	Delaware
Mt Pleasant Shopping Center LLC	Michigan
Agree Facility No. 1, LLC	Delaware
Agree Bristol & Fenton Project, LLC	Michigan
Agree Realty South-East, LLC	Michigan
AC Realty Company, LLC	Georgia
Agree Elkhart, LLC	Michigan
Agree Plainfield, LLC	Michigan
Agree Port St. John LLC	Delaware
Agree Charlotte County, LLC	Delaware
Agree Marion Oaks, LLC	Delaware
Agree Silver Springs Shores, LLC	Delaware
Agree St. Augustine Shores, LLC	Delaware
Agree Hastings, LLC	Delaware
Agree 103-Middleburg Jacksonville, LLC	Delaware
Agree Brighton, LLC	Delaware
Agree Lowell, LLC	Delaware
Agree Atlantic Beach, LLC	Delaware
Agree Southfield & Webster, LLC	Delaware
Agree Development, LLC	Delaware
Agree Realty Services, LLC	Delaware
Agree Ann Arbor Jackson, LLC	Delaware
Agree Beecher LLC	Michigan
Agree Corunna LLC	Michigan
Agree Construction Management, LLC	Delaware
Agree Atchison, LLC	Kansas
Agree Johnstown, LLC	Ohio
Agree Lake in the Hills, LLC	Illinois
Agree Antioch, LLC	Illinois
Agree Concord, LLC	North Carolina
Agree Mansfield, LLC	Connecticut
Agree Tallahassee, LLC	Florida
Agree Spring Grove, LLC	Illinois
Agree Shelby, LLC	Michigan
Agree Wilmington, LLC	North Carolina

Agree Realty Corporation, through its Operating Partnership, Agree Limited Partnership, owns a 99% interest in Lawrence Store No. 203, L.L.C. (Delaware)